Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES FULL YEAR AND FOURTH QUARTER 2020
FINANCIAL RESULTS

Highly Effective Operational Execution Drove Record Total Revenues

Total Revenues Increased 9% to $2.36 Billion in 2020

2021 Full Year Total Revenue Guidance of $2.55 Billion to $2.70 Billion

Zepzelca and Xywav Launches in the U.S. Continue to Exceed Expectations

JZP-458 BLA Submission Initiated for the Treatment of Acute Lymphoblastic Leukemia and Lymphoblastic Lymphoma under Real-Time Oncology Review

JZP-258 Rolling sNDA Submission Completed for the Treatment of Patients with Idiopathic Hypersomnia in February 2021

Recently Announced Signing of a Definitive Agreement to Acquire GW Pharmaceuticals plc, including its Novel Epilepsy Drug, Epidiolex® (cannabidiol), and Innovative Pipeline

DUBLIN, February 23, 2021 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the full year and fourth quarter of 2020 and provided financial guidance for 2021.
"In 2020, we made meaningful progress toward our goal to significantly grow and diversify 2022 revenues from products launched since 2019, highlighted by the strong execution of our U.S. launches of both Zepzelca and Xywav. Despite the pandemic, we delivered important new treatment options for patients, ensured the well-being of employees and generated significant value for shareholders. We meaningfully increased revenues, executed three product launches, advanced early- and late-stage clinical trials and added multiple new novel product candidates to our expanding pipeline, all of which exemplifies our highly effective operational execution throughout 2020, while continuing our transformation as an innovative global biopharmaceutical company,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals.
Bruce Cozadd continued, "We expect 2021 to be another catalyst-rich year as we focus on our ambitious set of objectives, including continued growth of our marketed products, especially our recent launches of Xywav and Zepzelca, the next phase of Sunosi growth, two U.S. planned product launches, and the close of the GW Pharmaceuticals (GW) acquisition. We are excited about this transformative opportunity, which will bring together two innovative biopharmaceutical companies, to create a global neuroscience leader. We have long admired what the GW team has done to revolutionize cannabinoid-based medicine and look forward to combining our highly complementary neuroscience expertise across sleep medicine, epilepsies, movement disorders and psychiatry. We expect the GW transaction to provide accelerated, double-digit revenue growth through the addition of a near-term potential blockbuster product, provide a robust pipeline of complementary programs, and deliver substantial value to both shareholders and patients."
Robert Iannone, M.D., M.S.C.E., executive vice president, research and development, added, “2020 was a year of significant advancements as we initiated FDA submissions for JZP-458 in acute lymphoblastic leukemia (ALL) and lymphoblastic lymphoma (LBL) under Real-Time Oncology Review (RTOR) and

JZP-258 in idiopathic hypersomnia. We also continued to expand our innovative oncology and neuroscience pipelines through both internal and external collaborations, with a focus on building a highly differentiated portfolio of products to drive long-term sustainable growth. We look forward to an exciting 2021, with the opportunity for additional regulatory approvals, initiation of mid- and late-stage clinical development studies across the neuroscience and oncology therapeutic areas and the addition of a new and innovative neuroscience pipeline with the anticipated closing of the GW acquisition."
The company successfully executed on its prioritized objectives across its business during 2020. Achievements include:
•Launched Xywav in the U.S. in November 2020 for the treatment of cataplexy or excessive daytime sleepiness (EDS) in narcolepsy;
•Launched Zepzelca in the U.S. for the treatment of metastatic small cell lung cancer (SCLC) on or after platinum based chemotherapy in July 2020, six months after acquiring the U.S. licensing rights;
•Initiated the European rolling launch for Sunosi in May 2020 to reduce excessive daytime sleepiness (EDS) in narcolepsy and obstructive sleep apnea (OSA);
•Announced positive top-line results in the JZP-258 Phase 3 study in idiopathic hypersomnia (IH) in October 2020, and subsequently, completed the rolling supplemental New Drug Application (sNDA) submission under Fast Track Designation to the Food and Drug Administration (FDA) in February 2021, with potential launch in the fourth quarter of 2021; and
•Initiated a Biologics License Application (BLA) submission to FDA for JZP-458 in ALL and LBL in December 2020, with potential launch in mid-2021.

Business Updates
Corporate Development
On February 3, 2021, the company announced that it had entered into a definitive agreement to acquire GW for $220.00 per American Depositary Share, in the form of $200 in cash and $20 in Jazz ordinary shares, for a total value of approximately $7.2 billion, or $6.7 billion net of GW cash. The transaction, which has been unanimously approved by the Boards of Directors of both companies, is expected to close in the second quarter of 2021, subject to satisfaction or waiver of closing conditions including regulatory approvals and the approval of GW shareholders.
Corporate Updates
In December 2020, the company appointed Jennifer Cook and Mark D. Smith, M.D. to the company's Board of Directors.
Neuroscience
Oxybate (Xyrem and Xywav):
Following the launch of Xywav in the fourth quarter of 2020, the company will provide certain oxybate business performance metrics on a combined basis throughout the Xywav launch. Net product sales will be reported on both a combined and individual product level.

Net product sales for the combined oxybate business increased 7% to $1,757.0 million in 2020 and increased 4% to $454.5 million in the fourth quarter of 2020 compared to the same periods in 2019. Oxybate revenue bottle volume increased 4% in 2020 and 2% in the fourth quarter of 2020 compared to the same periods in 2019. Average active oxybate patients on therapy was approximately 15,300 in the fourth quarter of 2020, an increase of 2% compared to the same period in 2019.

Xyrem® (sodium oxybate) oral solution:
•Xyrem net product sales increased 6% to $1,741.8 million in 2020 and increased 1% to $439.3 million in the fourth quarter of 2020 compared to the same periods in 2019.

Xywav™ (calcium, magnesium, potassium, and sodium oxybates) oral solution:
•Xywav net product sales were $15.3 million in the fourth quarter of 2020.
•There were approximately 1,900 active patients on Xywav at the end of the fourth quarter of 2020, following the U.S. launch in November.
•The company has entered into agreements that provide coverage for two of the three largest pharmacy benefit managers, with total commercial coverage now exceeding 60% of lives and remains on track to deliver broad commercial payor coverage within the first six to nine months following launch.

JZP-258
•The company completed the rolling submission of an sNDA for JZP-258 for the treatment of IH in February 2021, with an objective of launching in the fourth quarter of 2021.
•The company expects the Phase 3 results to be presented at an upcoming medical meeting in the second quarter of 2021.

Sunosi® (solriamfetol):
•Sunosi net product sales were $28.3 million in 2020 and $8.7 million in the fourth quarter of 2020, compared to $3.7 million and $2.7 million in the same periods of 2019 following the U.S. launch in July 2019.
•In the fourth quarter of 2020, U.S. prescriptions increased 9% compared to the third quarter of 2020.

JZP-385:
•JZP-385, a highly selective modulator of T-type calcium channels, is in clinical development for the potential treatment of essential tremor.
•The company expects to initiate a Phase 2b trial in mid-2021.

JZP-150:
•JZP-150, a fatty acid amide hydrolase (FAAH) inhibitor, is in clinical development for the potential treatment of post-traumatic stress disorder (PTSD).
•The company expects to initiate a Phase 2 study in late 2021.

Oncology
Zepzelca™ (lurbinectedin):
•Zepzelca net product sales were $90.4 million in 2020 and $53.4 million in the fourth quarter of 2020. Zepzelca launched in the U.S. in July 2020.
•The company anticipates the 2021 initiation of a Phase 3 study evaluating immunotherapy plus lurbinectedin maintenance therapy, compared to immunotherapy alone, in patients with extensive-stage SCLC after induction chemotherapy.
•The company continues to engage with FDA regarding the confirmatory data package.
•In December 2020, the company initiated a New Drug Submission for Zepzelca in SCLC with Health Canada's Therapeutic Products Directorate.

Erwinaze® / Erwinase® (asparaginase Erwinia chrysanthemi):
•Erwinaze/Erwinase net product sales decreased 17% to $147.1 million in 2020 compared to $177.5 million in 2019 due to ongoing supply and manufacturing issues at the owner and sole manufacturer of the product, Porton Biopharma Limited (PBL). Erwinaze/Erwinase net product sales increased 3% to $56.6 million in the fourth quarter of 2020 compared to $54.9 million for the same period in 2019 due to timing and availability of supply. The company continues to expect inter-quarter variability in Erwinaze net product sales due to timing and availability of supply.
•The company’s agreement with PBL terminated on December 31, 2020. The company has the right to sell certain Erwinaze inventory post-termination and expects to distribute this Erwinaze inventory during the first half of 2021. Once sales of available inventory are complete, the company will cease recording net sales of Erwinaze.

JZP-458 (recombinant Erwinia asparaginase):
•In December 2020, the company initiated the submission of a BLA to FDA for JZP-458 for use as a component of a multi-agent chemotherapeutic regimen for the treatment of ALL or LBL in adult and pediatric patients who have developed hypersensitivity or silent inactivation to E. coli-derived asparaginase. The BLA will be reviewed under the RTOR pilot program, an initiative of the FDA's Oncology Center of Excellence designed to expedite the delivery of safe and effective cancer treatments to patients.
•The company continues to prioritize development of JZP-458 with the objective of ensuring that ALL/LBL patients have access to a reliable, high-quality recombinant asparaginase.
•Enrollment in the pivotal Phase 2/3 trial continues.
•The company is targeting a mid-2021 launch in the U.S., subject to anticipated FDA approval.

Defitelio® (defibrotide sodium) / defibrotide:
•Defitelio/defibrotide net product sales increased 13% to $195.8 million in 2020 and increased 16% to $55.5 million in the fourth quarter of 2020 compared to the same periods in 2019.

Vyxeos® (daunorubicin and cytarabine) liposome for injection:
•Vyxeos net product sales of $121.1 million in 2020 were in line with 2019. In the fourth quarter of 2020, net sales decreased 2% to $31.0 million compared to the same period in 2019. Vyxeos net product sales in 2020 and the fourth quarter of 2020 were negatively impacted by recommendations to increase use of oral oncology products to avoid hospitalizations and use of intensive care beds during the COVID-19 pandemic.

Financial Highlights

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share amounts)	2020	2019	2020	2019
Total revenues	$665,517	$581,740	$2,363,567	$2,161,761
GAAP net income	$133,414	$73,992	$238,616	$523,367
Adjusted net income[1]	$228,718	$253,243	$703,976	$885,231
GAAP EPS	$2.33	$1.29	$4.22	$9.09
Adjusted EPS[1]	$4.00	$4.42	$12.46	$15.38
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1.Commencing in 2020, following consultation with the staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission, the company no longer excludes upfront and milestone payments from the company’s non-GAAP adjusted net income, its line item components and non-GAAP adjusted EPS. For purposes of comparability, non-GAAP adjusted financial measures for the three months and year ended December 31, 2019 have been updated to reflect this change. See “Non-GAAP Financial Measures” below.

GAAP net income for 2020 was $238.6 million, or $4.22 per diluted share, compared to $523.4 million, or $9.09 per diluted share, for 2019. GAAP net income for the fourth quarter of 2020 was $133.4 million, or $2.33 per diluted share, compared to $74.0 million, or $1.29 per diluted share, for the fourth quarter of 2019.
Non-GAAP adjusted net income for 2020 was $704.0 million, or $12.46 per diluted share, compared to $885.2 million, or $15.38 per diluted share, for 2019. Non-GAAP adjusted net income for the fourth quarter of 2020 was $228.7 million, or $4.00 per diluted share, compared to $253.2 million, or $4.42 per diluted share, for the fourth quarter of 2019. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included at the end of this press release.

Total Revenues

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2020	2019	2020	2019
Xyrem® (sodium oxybate) oral solution	$439,266	$435,352	$1,741,758	$1,642,525
Xywav™ (calcium, magnesium, potassium, and sodium oxybates) oral solution	15,264	—	15,264	—
Total Oxybate	454,530	435,352	1,757,022	1,642,525
Sunosi® (solriamfetol)	8,715	2,727	28,333	3,714
Total Neuroscience	463,245	438,079	1,785,355	1,646,239
Defitelio® (defibrotide sodium) / defibrotide	55,455	47,779	195,842	172,938
Erwinaze® / Erwinase® (asparaginase Erwinia chrysanthemi)	56,576	54,920	147,136	177,465
Vyxeos® (daunorubicin and cytarabine) liposome for injection	30,992	31,521	121,105	121,407
Zepzelca™ (lurbinectedin)	53,439	—	90,380	—
Total Oncology	196,462	134,220	554,463	471,810
Other	1,596	4,227	6,842	17,552
Product sales, net	661,303	576,526	2,346,660	2,135,601
Royalties and contract revenues	4,214	5,214	16,907	26,160
Total revenues	$665,517	$581,740	$2,363,567	$2,161,761

Total revenues increased 9% in 2020 and 14% in the fourth quarter of 2020 compared to the same periods in 2019.
•Neuroscience net product sales in 2020 increased 8% to $1,785.4 million compared to 2019 led by continued strong growth in Xyrem net product sales, which increased by $99.2 million and a $24.6 million increase in Sunosi net product sales. Neuroscience net product sales in the fourth quarter of 2020 increased 6% to $463.2 million compared to the same period in 2019 led by the launch of Xywav in November 2020 and a $6.0 million increase in Sunosi net product sales.
•Oncology net product sales in 2020 increased 18% to $554.5 million compared to 2019 led by strong post-launch Zepzelca net product sales of $90.4 million and a $22.9 million increase in Defitelio net product sales, partially offset by a decrease in Erwinaze net product sales of $30.3 million. Oncology net product sales in the fourth quarter of 2020 increased 46% to $196.5 million compared to the same period in 2019 led by strong Zepzelca net product sales of $53.4 million and a $7.7 million increase in Defitelio net product sales.

Operating Expenses and Effective Tax Rate

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except percentages)	2020	2019	2020	2019
GAAP:
Cost of product sales	$50,157	$35,348	$148,917	$127,930
Gross margin	92.4%	93.9%	93.7%	94.0%
Selling, general and administrative	$247,172	$214,275	$854,233	$736,942
% of total revenues	37.1%	36.8%	36.1%	34.1%
Research and development	$91,699	$97,382	$335,375	$299,726
% of total revenues	13.8%	16.7%	14.2%	13.9%
Acquired in-process research and development	$36,000	$—	$251,250	$109,975
Impairment charge	$—	$—	$136,139	$—
Income tax provision (benefit)	$10,767	$(34,523)	$33,517	$(73,154)
Effective tax rate	7.4%	(84.7)%	12.2%	(16.1)%

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except percentages)	2020	2019	2020	2019
Non-GAAP adjusted:
Cost of product sales	$48,298	$34,063	$141,545	$121,293
Gross margin	92.7%	94.1%	94.0%	94.3%
Selling, general and administrative	$225,378	$196,935	$769,849	$658,245
% of total revenues	33.9%	33.9%	32.6%	30.4%
Research and development	$83,968	$90,070	$306,133	$274,497
% of total revenues	12.6%	15.5%	13.0%	12.7%
Acquired in-process research and development	$36,000	$—	$251,250	$61,700
Income tax provision (benefit)	$29,968	$(2,366)	$146,008	$125,030
Effective tax rate	11.6%	(0.9)%	17.1%	12.3%
Operating expenses changed over the prior year periods primarily due to the following:
•Selling, general and administrative (SG&A) expenses increased in 2020 and in the fourth quarter of 2020 compared to the same periods in 2019 on a GAAP and on a non-GAAP adjusted basis primarily due to increased investment in sales, marketing and launch activities related to the launches of Zepzelca and Xywav in the U.S., and the continuation of the launch of Sunosi in the U.S., as well as an increase in other expenses related to the expansion of the company's business.
•Research and development (R&D) expenses increased in 2020 compared to 2019, on a GAAP and on a non-GAAP adjusted basis, primarily due to an increase in expenses related to the progress made on the company's clinical programs, including JZP-458 and JZP-385, partially offset by a decrease in milestone expense of $25.0 million. R&D expenses decreased in the fourth quarter of 2020 compared to the same period in 2019, on a GAAP and on a non-GAAP adjusted basis, primarily due to milestone expense of $15.0 million in the fourth quarter of 2019, partially offset by an increase in expenses related to the progress made on the company's clinical programs, including JZP-458 and JZP-385.
•Acquired in-process research and development (IPR&D) expense in 2020 on a GAAP and on a non-GAAP adjusted basis primarily related to a $200.0 million upfront payment to PharmaMar for the exclusive U.S. commercialization and development rights to Zepzelca and a $35.0 million upfront payment to SpringWorks Therapeutics, Inc., in the fourth quarter, for a FAAH inhibitor program. Acquired IPR&D expense in 2019 on a GAAP and on a non-GAAP adjusted basis included an upfront payment of $56.0 million to Codiak BioSciences, Inc. under a collaboration agreement. Acquired IPR&D expenses in 2019 on a GAAP basis also included $48.3 million related to the acquisition of Cavion, Inc. (Cavion).
•In 2020, the company recorded an impairment charge of $136.1 million on a GAAP basis following the company's decision to stop enrollment in its Phase 3 clinical study of defibrotide for the prevention of VOD due to an Independent Data Monitoring Committee determination that it is highly unlikely that the study will reach its primary endpoint.
The effective tax rate for 2019 on a GAAP basis included a one-time tax benefit of $112.3 million resulting from an intra-entity intellectual property asset transfer. Excluding this effect, the increase in the effective tax rate for 2020 on both a GAAP and on a non-GAAP adjusted basis compared to 2019 was primarily due to the benefit recognized in 2019 from the application of the Italian patent box incentive regime and the impact in 2020 of the disallowance of certain interest deductions and a provision for a proposed settlement reached with the French tax authorities.

Cash Flow and Balance Sheet
As of December 31, 2020, cash, cash equivalents and investments were $2.1 billion, and the outstanding principal balance of the company’s long-term debt was $2.4 billion.
In 2020, the company generated $899.6 million of cash from operations, made upfront and milestone payments totaling $301.0 million to PharmaMar under a license agreement and used $146.5 million to repurchase ordinary shares under the company's share repurchase program.
In 2020, the company repurchased approximately 1.2 million ordinary shares under the company's share repurchase program at an average cost of $121.98 per ordinary share. As of December 31, 2020, the remaining amount authorized for share repurchases under the company's share repurchase program was $431.2 million.

2021 Financial Guidance1
Jazz Pharmaceuticals' full year 2021 financial guidance is as follows:

(In millions)	Guidance
Revenues	$2,550 - $2,700
Total net product sales	$2,540 - $2,685
-Neuroscience	$1,785 - $1,885
-Oncology	$715 - $835

(In millions, except per share amounts and percentages)	GAAP	Non-GAAP Adjusted
Gross margin %	93%	93%[2,6]
SG&A expenses	$1,032 - $1,100	$905 - $945[3,6]
SG&A expenses as % of total revenues	38% - 43%	34% - 37%
R&D Expenses	$365 - $410	$330 - $370[4,6]
R&D expenses as % of total revenues	14% - 16%	12% - 15%
Effective tax rate	18% - 20%	16% - 18%[5,6]
Net income per diluted share	$8.30 - $10.45	$15.65 - $16.85[6]

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1.Jazz Pharmaceuticals' full year 2021 guidance is provided on a standalone basis and does not reflect the impact of the proposed acquisition of GW Pharmaceuticals. Jazz Pharmaceuticals plans to provide updated guidance following the close of the planned transaction.
2.Excludes $8-$10 million of share-based compensation expense from estimated GAAP gross margin.
3.Excludes $102-$115 million of share-based compensation expense and $25-$40 million of expenses relating to the proposed acquisition, which are expected to be incurred prior to the transaction close, from estimated GAAP SG&A expenses.
4.Excludes $35-$40 million of share-based compensation expense from estimated GAAP R&D expenses.
5.Excludes the income tax effect of adjustments between GAAP reported and non-GAAP adjusted net income.
6.See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the table titled "Reconciliation of GAAP to Non-GAAP Adjusted 2021 Net Income Guidance" at the end of this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EST (9:30 p.m. GMT) to provide a business and financial update and discuss its 2020 full year and fourth quarter results and provide 2021 financial guidance. The live webcast may be accessed from the Investors section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 855 353 7924 in the U.S., or +1 503 343 6056 outside the U.S., and entering passcode 3093553.
A replay of the conference call will be available through March 2, 2021 by dialing +1 855 859 2056 in the U.S., or +1 404 537 3406 outside the U.S., and entering passcode 3093553. An archived version of the webcast will be available for at least one week in the Investors section of the company's website at www.jazzpharmaceuticals.com.
About Jazz Pharmaceuticals
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is a global biopharmaceutical company dedicated to developing and commercializing life-changing medicines that transform the lives of patients with serious diseases — often with limited or no options. We have a diverse portfolio of marketed medicines and novel product candidates, from early- to late-stage development, in key therapeutic areas. Our focus is in neuroscience, including sleep and movement disorders, and in oncology, including hematologic malignancies and solid tumors. We actively explore new options for patients including novel compounds, small molecule advancements, biologics and innovative delivery technologies. Jazz is headquartered in Dublin, Ireland and has employees around the globe, serving patients in more than 90 countries. For more information, please visit www.jazzpharmaceuticals.com and follow @JazzPharma on Twitter.
Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the company presents non-GAAP adjusted net income (and the related per share measure) and its line item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (and the related per share measure) and its line item components exclude from GAAP reported net income (and the related per share measure) and its line item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (and the related per share measure), adjust for the income tax effect of non-GAAP adjustments and, for the year ended December 31, 2019, the income tax benefit related to an intra-entity intellectual property asset transfer. In this regard, the components of non-GAAP adjusted net income, including non-GAAP cost of product sales, non-GAAP SG&A expenses and non-GAAP R&D expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income measure.

The company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, the company believes that each of these non-GAAP financial measures, when considered together with the company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts' ability to meaningfully compare the company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the company uses in assessing its own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. For example, commencing in 2020, the company no longer excludes upfront and milestone payments from the company’s non-GAAP adjusted net income, its line item components and non-GAAP adjusted EPS. For purposes of comparability, non-GAAP adjusted financial measures for the three and twelve months ended December 31, 2019 have been updated to reflect this change. Accordingly, such payments are not excluded from its non-GAAP financial measures for the three and twelve months ended December 31, 2020 and 2019, or from 2021 non-GAAP adjusted net income guidance and non-GAAP adjusted net income per diluted share guidance as detailed in the reconciliation tables that follow. Likewise, the company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ growth prospects and future financial and operating results, including the company’s 2021 financial guidance and the company’s expectations related thereto; the company’s goal of significantly growing and diversifying 2022 revenues from products acquired or launched since 2019; statements about the company’s 2021 commercial and R&D objectives, including statements regarding planned and recent product launches, potential regulatory approvals, initiation of clinical development studies, and expansion and diversification of the company’s pipeline and business; statements related to the proposed acquisition of GW Pharmaceuticals and the anticipated timing, results and benefits thereof; the company’s expectation of broad commercial payer coverage for Xywav and the timing thereof; the company’s goal of ensuring that ALL patients have access to a reliable, high-quality recombinant product; the company's expected clinical development, presentation of data, regulatory submissions and product launches, and the timing thereof; expected initiations of JZP-385, JZP-150 and Zepzelca studies and the timing thereof; the company's expectations regarding the distribution of Erwinaze; and other statements that are not historical facts. These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties.

Actual results and the timing of events could differ materially from those anticipated in such forward- looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: Jazz Pharmaceuticals' and GW Pharmaceuticals' ability to complete the acquisition on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and shareholder approvals, the sanction of the High Court of Justice of England and Wales and satisfaction of other closing conditions to consummate the acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction; risks related to diverting the attention of GW Pharmaceuticals and Jazz Pharmaceuticals management from ongoing business operations; failure to realize the expected benefits of the acquisition; significant transaction costs and/or unknown or inestimable liabilities; the risk of litigation in connection with the proposed transaction, including resulting expense or delay; the risk that GW Pharmaceuticals' business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; Jazz Pharmaceuticals' ability to obtain the expected financing to consummate the acquisition; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future regulatory filings, financial performance and results of the combined company following completion of the acquisition; GW Pharmaceuticals’ dependence on the successful commercialization of Epidiolex/Epidyolex and the uncertain market potential of Epidiolex; pharmaceutical product development and the uncertainty of clinical success; the regulatory approval process, including the risks that GW Pharmaceuticals may be unable to submit anticipated regulatory filings on the timeframe anticipated, or at all, or that GW Pharmaceuticals may be unable to obtain regulatory approvals of any of its product candidates, including nabiximols and Epidiolex for additional indications, in a timely manner or at all; disruption from the proposed acquisition of GW Pharmaceuticals, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; effects relating to the announcement of the acquisition or any further announcements or the consummation of the acquisition on the market price of Jazz Pharmaceuticals' ordinary shares; the possibility that, if Jazz Pharmaceuticals does not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Jazz Pharmaceuticals' ordinary shares could decline; regulatory initiatives and changes in tax laws; market volatility; the ultimate duration and severity of the COVID-19 pandemic and resulting global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the company’s business operations and financial results; maintaining or increasing sales of and revenue from the company’s oxybate products and other key marketed products; effectively launching and commercializing the company’s other products and product candidates; the time-consuming and uncertain regulatory approval process, including the risk that the company’s planned regulatory submissions may not be submitted, accepted or approved by applicable regulatory authorities in a timely manner or at all; the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients such as those being experienced, and expected to continue to be experienced, by the company as a result of the effects of the COVID-19 pandemic; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements; government investigations, legal proceedings and other actions; obtaining and maintaining adequate coverage and reimbursement for the company’s products; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired product candidates, products and businesses; the company’s ability to realize the anticipated benefits of its collaborations and license agreements with third parties; the company’s ability to achieve expected future financial performance and results and the uncertainty of future tax and other provisions and estimates; and other risks and uncertainties affecting the company and GW Pharmaceuticals, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals' and GW Pharmaceuticals’ Securities and Exchange Commission filings and reports, including the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and Annual Report on Form 10-K for the year ended December 31, 2019, GW Pharmaceuticals’ Annual Report on Form 10-K for the year ended

December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and future filings and reports by either company, including Jazz Pharmaceuticals Annual Report on Form 10-K for the year ended December 31, 2020. In addition, while the company expects the COVID-19 pandemic to continue to adversely affect its business operations and financial results, the extent of the impact on the company’s ability to generate sales of and revenues from its approved products, execute on new product launches, its clinical development and regulatory efforts, its corporate development objectives and the value of and market for its ordinary shares, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration and severity of the pandemic, governmental “stay-at-home” orders and travel restrictions, quarantines, social distancing and business closure requirements in the U.S., Ireland and other countries, and the effectiveness of actions taken globally to contain and treat the disease. Moreover, other risks and uncertainties of which the company is not currently aware may also affect the company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.
Additional Information and Where to Find It
In connection with the proposed transaction, GW Pharmaceuticals intends to file a proxy statement with the SEC. Each of Jazz Pharmaceuticals and GW Pharmaceuticals may also file other relevant documents with the SEC regarding the proposed transaction. The definitive proxy statement (if and when available) will be mailed to shareholders of GW Pharmaceuticals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF GW PHARMACEUTICALS, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K. COMPANIES ACT 2006) AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other documents containing important information about Jazz Pharmaceuticals, GW Pharmaceuticals and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Jazz Pharmaceuticals will be available free of charge on Jazz Pharmaceuticals’ website at https://www.jazzpharma.com. Copies of the documents filed with the SEC by GW Pharmaceuticals will be available free of charge on GW Pharmaceuticals’ website at https://www.gwpharm.com.
Participants in the Solicitation
Jazz Pharmaceuticals, GW Pharmaceuticals, their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from GW Pharmaceuticals’ security holders in connection with the proposed transaction. Information about GW Pharmaceuticals’ directors and executive officers is set forth in GW Pharmaceuticals’ proxy statement on Schedule 14A for its 2020 Annual General Meeting, which was filed with the SEC on April 7, 2020, and its Current Report on Form 8-K filed with the SEC on September 10, 2020 and subsequent statements of beneficial ownership on file with the SEC. Information about Jazz Pharmaceuticals’ directors and executive officers is set forth in Jazz Pharmaceuticals’ proxy statement on Schedule 14A for its 2020 Annual General Meeting, which was filed with the SEC on June 12, 2020 and subsequent statements of beneficial ownership on file with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of GW Pharmaceuticals' security holders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (Securities Act), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Jazz Pharmaceuticals securities to be delivered in the proposed transaction are anticipated to be delivered in reliance upon an available exemption from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Product sales, net	$661,303	$576,526	$2,346,660	$2,135,601
Royalties and contract revenues	4,214	5,214	16,907	26,160
Total revenues	665,517	581,740	2,363,567	2,161,761
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technologies)	50,157	35,348	148,917	127,930
Selling, general and administrative	247,172	214,275	854,233	736,942
Research and development	91,699	97,382	335,375	299,726
Intangible asset amortization	67,075	173,490	259,580	354,814
Acquired in-process research and development	36,000	—	251,250	109,975
Impairment charges	—	—	136,139	—
Total operating expenses	492,103	520,495	1,985,494	1,629,387
Income from operations	173,414	61,245	378,073	532,374
Interest expense, net	(27,573)	(18,244)	(99,707)	(72,261)
Foreign exchange loss	(1,036)	(2,234)	(3,271)	(5,811)
Income before income tax provision (benefit) and equity in loss of investees	144,805	40,767	275,095	454,302
Income tax provision (benefit)	10,767	(34,523)	33,517	(73,154)
Equity in loss of investees	624	1,298	2,962	4,089
Net income	$133,414	$73,992	$238,616	$523,367

Net income per ordinary share:
Basic	$2.39	$1.31	$4.28	$9.22
Diluted	$2.33	$1.29	$4.22	$9.09
Weighted-average ordinary shares used in per share calculations - basic	55,935	56,418	55,712	56,749
Weighted-average ordinary shares used in per share calculations - diluted	57,174	57,262	56,517	57,550

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,057,769	$637,344
Investments	1,075,000	440,000
Accounts receivable, net of allowances	396,490	355,987
Inventories	95,396	78,608
Prepaid expenses	62,422	39,434
Other current assets	152,491	78,895
Total current assets	2,839,568	1,630,268
Property, plant and equipment, net	127,935	131,506
Operating lease assets	129,169	139,385
Intangible assets, net	2,195,051	2,440,977
Goodwill	958,303	920,018
Deferred tax assets, net	254,916	221,403
Deferred financing costs	5,238	7,426
Other non-current assets	25,721	47,914
Total assets	$6,535,901	$5,538,897
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,945	$45,732
Accrued liabilities	352,732	269,686
Current portion of long-term debt	246,322	33,387
Income taxes payable	25,200	10,965
Deferred revenue	2,546	4,720
Total current liabilities	653,745	364,490
Deferred revenue, non-current	2,315	4,861
Long-term debt, less current portion	1,848,516	1,573,870
Operating lease liabilities, less current portion	140,035	151,226
Deferred tax liabilities, net	130,397	224,095
Other non-current liabilities	101,148	109,374
Total shareholders’ equity	3,659,745	3,110,981
Total liabilities and shareholders’ equity	$6,535,901	$5,538,897

JAZZ PHARMACEUTICALS PLC
SUMMARY OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2020	2019
Net cash provided by operating activities	$899,648	$776,401
Net cash used in investing activities	(1,007,670)	(155,300)
Net cash provided by (used in) financing activities	528,073	(293,745)
Effect of exchange rates on cash and cash equivalents	374	366
Net increase in cash and cash equivalents	$420,425	$327,722

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP reported net income	$133,414	$73,992	$238,616	$523,367
Intangible asset amortization	67,075	173,490	259,580	354,814
Share-based compensation expense	31,384	25,937	120,998	110,563
Impairment charge[1]	—	—	136,139	—
Acquired IPR&D asset acquisition[2]	—	—	—	48,275
Non-cash interest expense[3]	16,046	11,981	56,659	46,396
Loss on extinguishment of debt	—	—	4,475	—
Income tax effect of above adjustments	(19,201)	(32,157)	(112,491)	(85,910)
Income tax benefit related to intra-entity intellectual property asset transfer	—	—	—	(112,274)
Non-GAAP adjusted net income	$228,718	$253,243	$703,976	$885,231

GAAP reported net income per diluted share	$2.33	$1.29	$4.22	$9.09
Non-GAAP adjusted net income per diluted share	$4.00	$4.42	$12.46	$15.38
Weighted-average ordinary shares used in diluted per share calculations	57,174	57,262	56,517	57,550
________________________________________________
Explanation of Adjustments and Certain Line Items:
1.Impairment charge related to the company's decision to stop enrollment in its Phase 3 clinical study of defibrotide for the prevention of veno-occlusive disease due to a determination by an Independent Data Monitoring Committee that it is highly unlikely that the study will reach its primary endpoint.
2.Relates to the acquisition of Cavion in the year ended December 31, 2019.
3.Non-cash interest expense associated with debt discount and debt issuance costs.

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS - FOR THE THREE MONTHS ENDED DECEMBER 31, 2020 and 2019
(In thousands, except percentages)
(Unaudited)

	Three months ended December 31, 2020
	Cost of product sales	Gross margin	Selling, general and administrative	Research and development	Intangible asset amortization	Interest expense, net	Income tax provision	Effective tax rate
GAAP Reported	$50,157	92.4%	$247,172	$91,699	$67,075	$27,573	$10,767	7.4%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(67,075)	—	—	—
Share-based compensation expense	(1,859)	0.3	(21,794)	(7,731)	—	—	—	—
Non-cash interest expense	—	—	—	—	—	(16,046)	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	19,201	4.2
Total of Non-GAAP adjustments	(1,859)	0.3	(21,794)	(7,731)	(67,075)	(16,046)	19,201	4.2
Non-GAAP Adjusted	$48,298	92.7%	$225,378	$83,968	$—	$11,527	$29,968	11.6%

	Three months ended December 31, 2019
	Cost of product sales	Gross margin	Selling, general and administrative	Research and development	Intangible asset amortization	Interest expense, net	Income tax provision (benefit)	Effective tax rate
GAAP Reported	$35,348	93.9%	$214,275	$97,382	$173,490	$18,244	$(34,523)	(84.7)%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(173,490)	—	—	—
Share-based compensation expense	(1,285)	0.2	(17,340)	(7,312)	—	—	—	—
Non-cash interest expense	—	—	—	—	—	(11,981)	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	32,157	83.8
Total of Non-GAAP adjustments	(1,285)	0.2	(17,340)	(7,312)	(173,490)	(11,981)	32,157	83.8
Non-GAAP Adjusted	$34,063	94.1%	$196,935	$90,070	$—	$6,263	$(2,366)	(0.9)%

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS - FOR THE YEAR ENDED DECEMBER 31, 2020 and 2019
(In thousands)
(Unaudited)

	Year ended December 31, 2020
	Cost of product sales	Gross margin	Selling, general and administrative	Research and development	Intangible asset amortization	Impairment charge	Interest expense, net	Income tax provision	Effective tax rate
GAAP Reported	$148,917	93.7%	$854,233	$335,375	$259,580	$136,139	$99,707	$33,517	12.2%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(259,580)	—	—	—	—
Share-based compensation expense	(7,372)	0.3	(84,384)	(29,242)	—	—	—	—	—
Impairment charges	—	—	—	—	—	(136,139)	—	—	—
Non-cash interest expense	—	—	—	—	—	—	(56,659)	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	(4,475)	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	112,491	4.9
Total of Non-GAAP adjustments	(7,372)	0.3	(84,384)	(29,242)	(259,580)	(136,139)	(61,134)	112,491	4.9
Non-GAAP Adjusted	$141,545	94.0%	$769,849	$306,133	$—	$—	$38,573	$146,008	17.1%

	Year ended December 31, 2019
	Cost of product sales	Gross margin	Selling, general and administrative	Research and development	Intangible asset amortization	Acquired IPR&D	Interest expense, net	Income tax provision (benefit)	Effective tax rate
GAAP Reported	$127,930	94.0%	$736,942	$299,726	$354,814	$109,975	$72,261	$(73,154)	(16.1)%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(354,814)	—	—	—	—
Share-based compensation expense	(6,637)	0.3	(78,697)	(25,229)	—	—	—	—	—
Acquired IPR&D asset acquisition	—	—	—	—	—	(48,275)	—	—	—
Non-cash interest expense	—	—	—	—	—	—	(46,396)	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	85,910	3.7
Income tax benefit related to intra-entity intellectual property asset transfer	—	—	—	—	—	—	—	112,274	24.7
Total of Non-GAAP adjustments	(6,637)	0.3	(78,697)	(25,229)	(354,814)	(48,275)	(46,396)	198,184	28.4
Non-GAAP Adjusted	$121,293	94.3%	$658,245	$274,497	$—	$61,700	$25,865	$125,030	12.3%

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2021 NET INCOME GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income	$485 - $610
Intangible asset amortization	210 - 230
Share-based compensation expense	145 - 165
Transaction costs	25 - 40
Non-cash interest expense	55 - 65
Income tax effect of adjustments	(60) - (70)
Non-GAAP adjusted net income	$915 - $985

GAAP net income per diluted share	$8.30 - $10.45
Non-GAAP adjusted net income per diluted share	$15.65 - $16.85

Weighted-average ordinary shares used in per share calculations	58 - 59

Contacts:

Investors:
Andrea N. Flynn, Ph.D.
Vice President, Head, Investor Relations
Jazz Pharmaceuticals plc
U.S., +1 561 306 4035

Media:
Jacqueline Kirby
Vice President, Corporate Affairs & Government Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 697 2141
U.S., +1 215 867 4910